Exhibit 10.41

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SynCardia

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EXCLUSIVE DISTRIBUTOR AGREEMENT

6.2.1 SynCardia and Distributor may arrange for a qualified and trained surgeon experienced in the surgical implant of the Products to attend the implant procedure conducted at an Eligible Hospital in the Territory (“Proctoring”). All Proctoring shall be conducted through SynCardia using a SynCardia approved surgeon.

6.2.2 The fees and related travel expenses for such Proctoring shall be borne by SynCardia and Distributor as mutually agreed by SynCardia and Distributor as set forth in **Exhibit H**.

6.3 Customer Support. In order to discover and disseminate best practices and facilitate communication with personnel from Eligible Hospitals, SynCardia will maintain a customer support relationship with all Eligible Hospitals and may sponsor user groups, customer events, medical advisory boards, media events, training opportunities and other interactions with Eligible Hospital personnel.

6.3.1 To the extent possible, SynCardia will include, inform and cooperate with Distributor both formally through annual marketing plans and informally, in all of these relationship activities to achieve the highest level of customer support.

6.3.2 Distributor will work with the Sales, Marketing, Certification, and Clinical Support departments of SynCardia in support of customer service.

6.4 SynCardia Support. During the term of this Agreement, SynCardia shall:

6.4.1 Publish Distributor's name and address in its list of authorized distributors, if such directory is established;

6.4.2 From time to time, per the annual marketing plan to be mutually agreed upon by SynCardia and Distributor, and as opportunities present themselves, support Distributor's marketing by involving Distributor in any advertising and direct mail activities or other such activities when appropriate;

6.4.3 From time to time, provide Distributor training and certification to train on the technical details and application of the Products through the opportunity to attend and participate in the four Phases of start-up certification or other field-delivered training;

6.4.4 Furnish Distributor, upon Distributor's request, reasonable technical information respecting applications of the Products;

6.4.5 Transmit promptly to Distributor all sales leads for potential Eligible Hospitals in the Territory for the purpose of initiating the qualification process for SynCardia to grant certification per the annual marketing plan, and

6.4.6 Provide reasonable marketing and sales support in the Territory, using qualified personnel. SynCardia may provide such support remotely or, at its option, in person in the Territory.

6.5 Training Expenses for Employees and Representatives. Each Party shall bear its own expenses for its employees, representatives, consultants and agents (e.g., salary, travel and per diem expenses) incurred in connection with providing and receiving such training.

SynCardia initials : ______ Distributor Initials : ______

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SynCardia

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EXCLUSIVE DISTRIBUTOR AGREEMENT

6.6 Distributor Contact Information. Distributor shall provide SynCardia with Distributor's contact information for interested parties to be added to the SynCardia database for company updates and provide customer and prospective customers contact information for appropriate resource access.

7. Trademarks; Packaging and Labeling

7.1 SynCardia will supply Product with the relevant documents as part of labeling such as "TAH-t Instructions for Use" required by Regulatory Approval in Official Documents and through validation of the SynCardia translation of Official Documents as described in Section 5 (Translation) of this Agreement.

7.2 Distributor acknowledges and understands that the Products may only be used in the manner prescribed by and described in the SynCardia Regulatory Approval current version of labeling "SynCardia Systems, LLC temporary Total Artificial Heart (TAH-t) Instructions for Use" or User's Manuals for other Products, and Distributor will not promote or suggest the use of the Products for any other purpose or in any other manner.

7.3 Distributor shall not make any warranties or representations with respect to Products on behalf of SynCardia beyond what is represented in labels, labeling and training materials by SynCardia.

7.4 Distributor shall indemnify and hold SynCardia harmless from all claims and damages, including reasonable attorneys' fees, resulting from Distributor's violation of this Agreement. Distributor agrees that it will not sell any products for which the expiration date is passed or if such sale will result in the product's use after the expiration date or in contravention of Applicable Law.

7.5 Distributor shall not remove, cover or obliterate any markings or information placed on Products or the packaging thereof as supplied by SynCardia without the express written permission of SynCardia.

7.5.1 All labeling must comply with the SynCardia Regulatory Approval requirements.

7.5.2 Any labeling of Products to comply with local laws shall be undertaken by SynCardia with the advice and support of Distributor.

7.6 SynCardia authorizes Distributor to use, in connection with the sale, rental, promotion and advertising of Products, such trademarks and trade names as may be used by SynCardia in the advertising, promotion and sale of Products only with the prior authorization of SynCardia.

7.6.1 All requests for such approvals made by Distributor shall be accompanied by an electronic copy, hard copy, photo or other representation of the item to be approved.

7.6.2 Distributor shall have no right or interest in or claim to any such marks or names, shall not use the same in any manner that might tend to defeat or diminish them and shall immediately discontinue the use thereof upon demand of SynCardia, and, in any event, upon termination of this Agreement.

7.6.3 All uses by Distributor in its advertising or elsewhere of SynCardia's name or any trademark or trade name (or any mark or name closely resembling the same) now or hereafter owned or licensed by SynCardia (or any of its Affiliates) shall be subject to the prior written approval of the Company. Upon receipt of such written approval, Distributor shall have a limited, nonexclusive license under SynCardia's trademark rights and the goodwill embodied therein to use SynCardia's name, trademarks and

SynCardia initials : ________ Distributor Initials : ________

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SynCardia

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EXCLUSIVE DISTRIBUTOR AGREEMENT

trade names solely for the purpose of performing Distributor's marketing obligations hereunder. Goodwill resulting from such use shall accrue to the benefit of and be owned by SynCardia. Distributor is not authorized to use SynCardia's name or any such trademark or trade name outside Distributor's Territory nor as a part of Distributor's trade style or corporate name.

7.7 Distributor may use its own mark or logo in connection with its sale, promotion and advertising of Products; but its mark or logo shall be no larger than SynCardia's trademarks and shall not be so displayed as to cover, obliterate or detract from SynCardia's trademarks.

7.8 SynCardia shall have the perpetual, royalty-free right to utilize and to license others to utilize in the production, packaging, promotion and sale of Products, all brochures, point of sale materials, catalogues, and other advertising, promotional and sales materials developed by or for Distributor for use in connection with the advertising, promotion or sale of Products. Promptly upon SynCardia's request, Distributor shall execute any and all documents that may be required to accomplish the purposes of the foregoing provisions.

7.9 Distributor shall notify SynCardia if it desires to have SynCardia apply for any registrations of trademarks with respect to Products in the jurisdictions in which Products are to be resold by Distributor. If SynCardia approves of the filing of any application for any such registration of a trademark, it shall proceed to do so and SynCardia shall cooperate with Distributor's efforts.

7.10 Distributor shall notify SynCardia promptly upon learning of any infringement of the intellectual property associated with Products.

7.10.1 SynCardia shall not be obligated to take any action with respect to such infringements.

7.10.2 Distributor shall cooperate fully in investigating any such instance and, on SynCardia's request, shall assist and participate in any action which SynCardia chooses to take with respect thereto.

7.10.3 All expenses of any such action shall be paid by SynCardia; all recoveries obtained from the prosecution of any such action shall be retained by SynCardia.

8. Regulatory Requirements; Government Reports & Filings

8.1 Regulatory Status. SynCardia received approval from the FDA for the sale of the 70cc TAH-t System in the United States in 2004. SynCardia has received similar approvals from Health Canada for the sale of 70cc and 50cc TAH-t Systems ("Canadian Licenses"). SynCardia has received the CE mark (Certificate #93783) for the commercial distribution of the 70cc and 50cc TAH-t Systems, 70cc and 50cc Surgical Spares Kits and pneumatic Drivers (collectively, "TAH Devices") for placing on the market within the European Economic Area and in countries that recognize the CE mark.

8.2 Regulatory Compliance. Distributor shall comply with Applicable Laws, including, without limitation, those applicable to the receipt, storage, distribution, sale and service of medical devices.

8.3 Government Reports and Filings

8.3.1 Each Party agrees to promptly make all reports to and filings with governmental agencies required by Applicable Laws, rules and regulations and to use its best efforts to obtain all approvals, licenses, permits and permissions with respect to its or their operations pursuant to this Agreement.

SynCardia initials : ________

Distributor Initials : ________

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SynCardia
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EXCLUSIVE DISTRIBUTOR AGREEMENT

8.3.2 The Parties shall exchange such documents and approvals promptly upon filing or receipt.

8.3.3 Distributor shall bear all costs of (i) the preparing and making of filings of reports and (ii) the obtaining the approvals, licenses, permits and permissions required by any governmental authorities in the Territory save for any related to global regulatory requirements such as CE mark.

8.3.4 SynCardia shall bear all costs of (i) the preparing and making of filings of reports and (ii) the obtaining the approvals, licenses, permits and permissions required by any governmental authorities outside of the Territory.

8.3.5 Each Party shall cooperate with and assist the other in making such filings and reports and in obtaining such approvals, licenses, permits, permissions and certifications.

8.4 Distributor shall maintain applicable local, national and international governmental or regulatory registrations and shall provide such registration numbers or certificates to SynCardia upon request.

8.5 Distributor shall inform SynCardia within twenty-four (24) hours of any national or international regulatory agency inspection related to SynCardia product or inspections that may otherwise impact product quality, regulatory compliance, distribution of product or general business practice.

8.6 Distributor shall report to SynCardia via email any regulatory agency observations, notices, findings or official regulatory actions against Distributor that may involve SynCardia product or my otherwise impact product quality, regulatory compliance, distribution of product or general business practice within twenty-four (24) hours of becoming aware of such findings.

8.7 Distributor shall maintain a quality system and established procedures adequate for their operation, in accordance with sections of 21 CFR Part 820 and ISO 13485, as applicable to distributors.

8.7.1 Distributor shall allow SynCardia, or its authorized representative, to perform audits of the Distributor's facilities, systems, documentation, and other requirements related to this agreement and to the Product.

8.7.2 Distributor shall provide to SynCardia upon request copies of quality systems procedures and other related documents as evidence that said procedures are established, or evidence that contractual requirements herein are met.

8.7.3 Such documents may be redacted of information considered by Distributor to be intellectual property or trade secret, where applicable.

8.8 Distributor shall maintain procedures for the proper identification, storage, protection, retrieval, retention time and disposition of records that include or refer to the location of:

8.8.1 The name and address of the initial consignee;

8.8.2 The identification and quantity of devices shipped;

8.8.3 The date shipped; and

8.8.4 Any control, lot or serial number(s) used;

8.8.5 Any applicable test sheets or check-out forms.

SynCardia initials : ________ Distributor Initials : ________
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SynCardia
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EXCLUSIVE DISTRIBUTOR AGREEMENT

8.8.6 Records shall be permanently stored in a manner that prevents damage or degradation of the records. In addition, the records shall be controlled in a manner that allows the records to be easily located and not lost due to lack of organization.

8.9 Distributor shall comply with the requirements of Regulation (EU) 2017/745 Article 14 and all related Distributor obligations, including but not limited to the following:

8.9.1 When making a device available on the market, Distributor shall verify that the following requirements are met:

8.9.1.1 The device has been CE marked and the EU declaration of conformity of the device has been drawn up.

8.9.1.2 The importer has complied with the requirements set out in Article 13(3) of Regulation (EU) 2017/745.

8.9.1.3 The device is labelled in accordance with 2017/745 Annex I Section 23 and accompanied by the information to be supplied by the manufacturer in accordance with Article 10(11) in an official Union language(s) determined by the Member State in which the device is made available to the user or patient. The particulars of the label shall be indelible, easily legible and clearly comprehensible to the intended user or patient.

8.9.1.4 Where applicable, a unique device identifier (UDI) has been assigned by the manufacturer.

8.9.2 Distributor may apply a sampling method in order to meet the requirements referred to in Section 8.9.1.

8.9.3 Distributor shall, upon request by competent authority and/or SynCardia, provide it with all information and documentation that is at their disposal and is necessary to demonstrate conformity of the device.

8.9.4 Where the Distributor considers or has reason to believe that the device presents a serious risk or is a falsified device, it shall inform SynCardia in writing, and where applicable SynCardia's authorized representative, and also the importer and competent authority of the Member State in which it is established.

8.10 Distributor shall establish and maintain procedures to conduct a correction or removal to the initial consignee at the direction of SynCardia and in accordance with SynCardia recall strategy, including maintaining the integrity of returned product under quarantine and traceability of any returned product to the initial consignee.

8.10.1 If SynCardia or any governmental agency or other proper authority orders a product recall or issues a product advisory with respect to any Products, Distributor shall cooperate with SynCardia in:

8.10.1.1 Promptly contacting operators of such Products within the Territory of any such advisories or recalls,

8.10.1.2 Promptly communicating to such customers such information or instructions as SynCardia may desire be transmitted to them,

8.10.1.3 Removing all such recalled Products from its inventory and

SynCardia initials : ________ Distributor Initials : ________
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SynCardia EDA-NNNN

EXCLUSIVE DISTRIBUTOR AGREEMENT

8.10.1.4 Returning of such recalled Products to SynCardia in accordance with SynCardia's instructions.

8.10.2 Distributor shall provide periodic status reports or conduct effectiveness checks on behalf of SynCardia in accordance with the SynCardia recall strategy.

8.10.3 SynCardia shall reimburse Distributor for all reasonable costs and expenses incurred by Distributor in connection with such Product advisories and recalls, unless the advisory or recall is due, in whole or in part, to the fault of Distributor or its representatives.

8.11 Distributor shall maintain buildings of suitable design and contain sufficient space to perform necessary operations, prevent mix-ups, and assure orderly handling of SynCardia products.

8.12 Distributor shall maintain buildings to prevent contamination of SynCardia products by substances that could reasonably be expected to have an adverse effect on product quality, including contamination from filth and pests.

8.12.1 Where special environmental conditions have been specified by SynCardia, Distributor shall establish and maintain procedures to adequately control these environmental conditions, including periodically inspecting to verify that these systems are adequate and functioning properly.

8.13 Distributor shall offer SynCardia Products for sale and use only for a purpose for which such Products are approved in SynCardia labeling, advertising, or instructions for use.

8.13.1 If Distributor becomes aware that any of its employees has marketed, or any of its customers are using any SynCardia Product outside of the approved labeling, Distributor shall inform SynCardia immediately in writing.

8.14 No changes that could impact the quality, scope or effectiveness of the product design shall be made by the Distributor without SynCardia input and prior written approval.

8.15 Distributor and SynCardia shall collaborate to evaluate all repair and service requests as to whether they are complaints that are to be reported to SynCardia as described in the following paragraph.

8.16 Complaint Procedures. Distributor shall establish and maintain procedures for receiving complaints from customers. Such procedures shall ensure that:

8.16.1 All complaints are processed in a uniform manner and reported to SynCardia in a timely manner;

8.16.2 Oral complaints are documented upon receipt;

8.16.3 Complaints can be evaluated to determine whether they are required to be reported to regulatory authorities; and

8.16.4 Since time is of the essence in meeting statutory reporting time periods, Distributor shall report complaints to SynCardia within twenty-four (24) hours of the time Distributor first becomes aware of them.

8.17 Assessment of Operations. Distributor shall agree to an assessment of its operations by SynCardia at reasonable times of operation. SynCardia, in turn, shall give Distributor reasonable notice of its desire to assess and provide an assessment plan to Distributor.

8.18 Distributor Reporting. Distributor shall promptly and accurately provide SynCardia with all reports and information needed to comply with reporting requirements to

SynCardia initials : ________ Distributor Initials : ________

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SynCardia

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EXCLUSIVE DISTRIBUTOR AGREEMENT

SynCardia and associated timing set forth as Exhibit K, as updated from time to time by SynCardia ("Distributor Reporting").

9. Discontinuance of Products/Expiration of Products

9.1 SynCardia reserves the right to modify or discontinue the sale or rental of any Products at any time without incurring any liability thereby or any obligation to repurchase or modify Products previously sold by SynCardia to Distributor. SynCardia shall give Distributor notice of discontinuance of Products not less than sixty (60) days prior to the discontinuation of any Product.

9.2 SynCardia may rotate Invoiced Products to more active clinical centers in an effort to use them before they expire.

9.2.1 The released Invoiced Products shall be replaced and provided to Distributor at SynCardia expense within thirty (30) days unless Distributor demonstrates an emergency need for replacement earlier.

9.2.2 Surgical Spares Kits are not rotated and need to be replaced at Distributor expense when expired.

9.2.3 SynCardia shall also provide replacement drivelines, batteries and other products that expire unless Distributor is notified in advance that such products will not be replaced.

10. Confidentiality

10.1 Confidential Information. Distributor acknowledges and agrees that, in the course of performing its duties and obligations under this Agreement, certain information that is confidential or proprietary to SynCardia ("Confidential Information") will be furnished by SynCardia or SynCardia's representatives.

10.1.1 Distributor agrees that any Confidential Information furnished by SynCardia or SynCardia's representatives will not be used by it or its representatives except in connection with, and for the purposes of, the promotion, marketing, distribution and sale or Products under this Agreement and, except as provided herein, will not be disclosed by it or its representatives without the prior written consent of SynCardia.

10.1.2 During the term of this Agreement and any renewal thereof and for a period of three (3) years after the termination or expiration of this Agreement, Distributor and all of its owners, directors, agents and employees shall safeguard and treat as confidential the terms of this Agreement, including all referenced documents, and all training, marketing plans, price lists and quotations, technical information and particulars and other information supplied by SynCardia.

10.1.3 Distributor shall not disclose any Confidential Information to any third party or person except in its provision of training and support to Eligible Hospitals.

10.2 Exceptions

The confidentiality obligations of Distributor under Section 10.1 do not extend to any Confidential Information furnished by SynCardia or SynCardia's representatives that:

10.2.1 Is or becomes generally available to the public other than as a result of a disclosure by Distributor or its representatives;

10.2.2 Was available to Distributor or its representatives on a non-confidential basis prior to its disclosure thereto by SynCardia or SynCardia's representatives; and

SynCardia initials : _______ Distributor Initials : _______

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SynCardia

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EXCLUSIVE DISTRIBUTOR AGREEMENT

10.2.3 Becomes available to Distributor or its representatives on a non-confidential basis from a source other than SynCardia or SynCardia's representatives; provided, however, that such source is not bound by a confidentiality agreement with SynCardia or SynCardia's representatives.

10.3 Compelled Disclosure

10.3.1 In the event that Distributor or its representatives are requested or become legally compelled (by oral questions, interrogatories, requests for information or document subpoena, civil investigative demand or similar process) to disclose any Confidential Information furnished by SynCardia or SynCardia's representatives or the fact that such Confidential Information has been made available to it, Distributor agrees that it or its representatives, as the case may be, will provide SynCardia with prompt written notice of such request(s) so that SynCardia may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement.

10.3.2 In the event that such protective order or other remedy is not obtained, or that SynCardia waives compliance with the provisions of this Agreement, Distributor agrees that it will furnish only that portion of such Confidential Information that is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded to that portion of such Confidential Information and other information being disclosed.

11. Term and Termination

11.1 Term

11.1.1 This Agreement shall have an initial term commencing upon the Effective Date and, continuing in effect for five (5) Years thereafter, unless terminated earlier under the provisions of this Section 11.

11.1.2 This Agreement can be renewed by mutual written agreement after Five (5) Years in two year increments.

11.2 Termination by SynCardia

11.2.1 SynCardia may terminate this Agreement in its sole discretion for cause at any time upon sixty (60) days' written notice to Distributor if Distributor:

11.2.1.1 During this initial term, does not complete all Regulatory Filings, all TAH product approvals and introduction of TAH products into the relevant market(s).

11.2.1.2 Fails to provide evidence of regulatory filings and/or approvals within two (2) years from Effective Date of the Agreement.

11.2.1.3 Fails to establish an experienced clinical team for TAH implant support and a hospital training program within two years from Effective Date of the Agreement.

11.2.2 This Agreement may be terminated by SynCardia if Distributor is adjudged bankrupt, makes an assignment for the benefit of creditors, has a receiver appointed, files or has filed against it a petition in bankruptcy or initiates reorganization proceedings.

11.2.3 SynCardia may terminate this Agreement in its sole discretion for cause at any time upon ten (10) days' written notice to Distributor upon:

SynCardia initials : _______ Distributor Initials : _______

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SynCardia
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EXCLUSIVE DISTRIBUTOR AGREEMENT

11.2.3.1 Any attempted transfer or assignment of this Agreement or any right or obligation hereunder or any sale, transfer, relinquishment, voluntary or involuntary, by operation of law or otherwise, of any interest in the direct or indirect ownership, control or active management of Distributor, without prior written approval of SynCardia.

11.2.3.2 Any dispute, disagreement, or controversy between or among principals, partners, managers, officers or stockholders of Distributor which, in the opinion of SynCardia, may adversely affect the ownership, operation, management, business or interest of Distributor or SynCardia.

11.2.3.3 The execution by Distributor of an assignment for the benefit of creditors; the conviction of Distributor or any principal officer or manager of Distributor of any crimes which in the opinion of SynCardia may adversely in effect the ownership, operation, management, business or interest of Distributor or Company.

11.2.3.4 If Distributor is a joint venture, partnership, strategic alliance or similar relationship (collectively, "Entity"), in the event of any of the following: (i) the withdrawal or discontinuance of participation by any member, owner, stockholder or participant of the Entity, (ii) any attempted transfer or assignment of this Agreement whether to a member, owner, stockholder or owner of the Entity, (iii) the discontinuance of operations of the Entity, (iv) any change in the membership, ownership, stockholders or participants of the Entity, or (v) any action by the Entity or its employees, officers, directors, members, owners or agents that, in the opinion of SynCardia, may adversely affect the ownership, operation, management, business or interest of Distributor or SynCardia.

11.3 Termination for Failure to Pay

11.3.1 In the event Distributor fails to pay SynCardia under the terms and conditions of this Agreement, SynCardia shall have the right to terminate this Agreement unless paid in full within thirty (30) days of written notice.

11.4 Termination by Either Party

11.4.1 This Agreement may be terminated at any time by either Party for cause or if the other Party defaults in the performance of any material provision of this Agreement and such default continues for a period of thirty (30) days after notice in writing thereof. For avoidance of doubt, if a breach is cured within such thirty (30) day period, then the Agreement will not be terminated.

11.5 Termination by Mutual Agreement. The Parties may terminate this Agreement upon their mutual written agreement.

11.6 Change in Control Termination

11.6.1 In the event of a Change in Control ("CIC") of SynCardia, SynCardia shall have the right to terminate this Agreement with Distributor, in accordance with the following terms:

SynCardia initials : ________ Distributor Initials : ________
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SynCardia

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EXCLUSIVE DISTRIBUTOR AGREEMENT

11.6.1.1 SynCardia shall provide Distributor with a written notice of termination of this Agreement (the "CIC Notice"), to become effective ninety (90) days from the date of the notice (the "Notice Period").

11.6.1.2 Upon effectiveness of termination pursuant to the CIC Notice, SynCardia will accept the return of any unused Products, in its original packaging with at least a one year shelf-life remaining, for credit at the original price paid by Distributor for such Products; provided, however, SynCardia's obligation to provide such credit is subject to Distributor's completion of all of the following preconditions to such reimbursement or compensation:

(a) Complete the assignments required by this Agreement;

(b) Complete the return to SynCardia of all Drivers, Driver System Components, Consigned Products and training materials under Distributor's control;

(c) Transfer all data and records gathered by Distributor in the discharge of its duties to provide reporting to SynCardia; and

(d) Notify all Hospitals served by Distributor to make future payments as directed by SynCardia and to return all Drivers and Consigned Products as directed by SynCardia.

11.6.1.3 Distributor acknowledges that the CIC Notice, the good-will amount described in 11.6.1.5, and acceptance of the return of any unused Products are SynCardia's sole obligations with respect to a termination by SynCardia in connection with a CIC.

11.6.1.4 Distributor agrees to comply with all legal requirements in each country throughout the Territory necessary to make any sale to SynCardia hereunder valid and binding.

11.6.1.5 SynCardia will pay to Distributor a good-will sum equivalent to the amount already invoiced to Distributor from SynCardia (commissions earned) for the previous 24 months with-in 120 days of the Change in Control. In addition SynCardia will pay all costs of the Distributor related to training of employees and marketing activities which have been done to promote the product.

11.7 Effect of Termination

11.7.1.1 Except as hereinafter provided, upon termination of this Agreement, Distributor shall cease the distribution and sale of Products.

11.7.1.2 Distributor shall return to SynCardia all Products not purchased by Distributor but in the control of Distributor within 15 days of termination with freight and any duties and Import Costs to be paid by SynCardia.

11.7.1.3 Distributor shall be solely responsible for all commitments incurred or assumed by it during the term of this Agreement or thereafter, and SynCardia shall not be held responsible in any manner therefore, irrespective of any suggestion or recommendation with respect thereto by SynCardia or any of its employees or representatives unless SynCardia has expressly agreed In writing to assume the responsibility.

SynCardia initials: ______ Distributor Initials: ______

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SynCardia

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EXCLUSIVE DISTRIBUTOR AGREEMENT

11.7.1.4 Purchase Option. Upon the termination or expiration of this Agreement, SynCardia shall have the obligation, to purchase from Distributor, and all unused Products, in its original packaging with at least one (1) year shelf-life remaining, that Distributor owns and has in inventory for credit at the original price paid by Distributor for such Products, plus freight and duty thereon; provided, however, SynCardia's obligation to provide such credit is subject to Distributor's completion of all of the following preconditions to such reimbursement or compensation:

(a) Complete the assignments required by this Agreement;

(b) Complete the return to SynCardia of all Drivers, Driver System Components, Products, Consigned Products and training materials under Distributor's control;

(c) Transfer all data and records gathered by Distributor in the discharge of its duties to provide reporting to SynCardia; and

(d) Notify all Hospitals served by Distributor to make future payments as directed by SynCardia and to return all Drivers and Consigned Products as directed by SynCardia.

11.7.1.5 Option for Distributor to Sell Remaining Product. If SynCardia terminated this Agreement pursuant to Section 11.6 and Distributor has remaining unused Products that Distributor owns and has in inventory at time of termination and that SynCardia did not elect to purchase pursuant to Section 11.7.1.4, Distributor may continue to sell Products that Distributor has in inventory for a period of time equal to the remaining shelf-life of such Products; provided, however, despite the termination of this Agreement, this Agreement shall continue to govern the rights and obligations of the Parties in connection with the distribution and sale of such Products and all sales by Distributor of such Products shall comply to the requirements and obligations under this Agreement. At the expiry of such shelf-life of such Products if unused at such time of expiry, Distributor shall return all inventories of expired Products, Drivers, Driver Systems and Driver System Components to SynCardia.

12. Indemnification

12.1 Indemnification of SynCardia. Distributor shall indemnify and hold harmless SynCardia for the amount of any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' fees) suffered or incurred by SynCardia as a result of the breach by Distributor of any provision of this Agreement which has occurred as a result of (i) willful conduct by Distributor or (ii) any other breach of this Agreement by Distributor which arises out of Distributor's negligence.

12.1.1 Indemnification of Distributor. SynCardia shall indemnify and hold harmless Distributor for the amount of any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' fees) suffered or incurred by Distributor as a result of the breach by SynCardia of any provision of this Agreement which has occurred as a result of (i) any willful conduct by SynCardia or (ii) any other breach of this Agreement by SynCardia which arises out of SynCardia's gross negligence

12.1.2 If a Party (the "Indemnified Party") shall receive notice of any claims of any third party which are subject to the indemnification by the other Party (the "Indemnifying Party") provided for

SynCardia initials : ________ Distributor Initials : ________

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SynCardia
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EXCLUSIVE DISTRIBUTOR AGREEMENT

in this Section 12 ("Third Party Claims"), the Indemnified Party shall give the Indemnifying Party written notice of such Third Party Claim within ten (10) days of the receipt by the Indemnified Party of such notice. The Indemnifying Party may thereafter, upon notice to the Indemnified Party, assume and control the defense of such Third Party Claim at the Indemnifying Party's expense and through counsel of its choice. The Indemnified Party shall cooperate, and shall use its commercially reasonable efforts to cause its officers, directors, employees and agents to cooperate, with the Indemnifying Party in such defense and make available to the Indemnifying Party at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession (or in the possession of the Indemnified Party's officers, directors, employees and agents) or under the Indemnified Party's control (or under the control of the Indemnified Party's officers, directors, employees and agents) as is reasonably required by the Indemnifying Party. No such Third Party Claim may be settled by the Indemnified Party without the prior written consent of the Indemnifying Party. Notwithstanding the foregoing, the Indemnified Party retains the right to retain counsel of its own choosing, at the Indemnified Party's expense, to defend the Indemnified Party against Third Party Claims.

12.1.3 EXCEPT WITH RESPECT TO SECTION 10 (CONFIDENTIALITY) AND SECTION 12 (INDEMNIFICATION) OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY'S AGGREGATE LIABILITY FOR DIRECT DAMAGES RELATING TO THIS AGREEMENT EXCEED THE AMOUNTS PAID OR PAYABLE TO SYNCARDIA BY DISTRIBUTOR PURSUANT TO THIS AGREEMENT. EXCEPT WITH RESPECT TO SECTION 10 (CONFIDENTIALITY), IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES RELATING TO THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12.1.4 Manufacturer's liability. Notwithstanding any other provision set forth in this agreement, the company's liability for any product defaults, in particular but not limited to, with regard to the European Product Liability Law, shall not be limited and the distributor shall have full redress against the company. Such redress for product defaults shall include any disadvantage incurred by the distributor in connection with compensation obligations vis a vis third parties.

13. Miscellaneous Provisions

13.1.1 Notices. Any notice, request or other document required or contemplated by this Agreement shall be in writing, delivered in person, by international overnight courier or by international air mail, addressed to the Parties at their addresses hereinafter set forth, or at such other address as may from time to time be substituted therefor by notice in writing sent by the Party changing its address and shall be effective upon receipt of the Party to which it is addressed.

Notices to SynCardia:

SynCardia Systems, LLC
Attn: President & Chief Commercial Officer
1992 East Silverlake Road
Tucson, AZ, 85713, U.S.A.

Notices to Distributor:

Neucomed GmbH
Donau-City-Straße 7/2/26

SynCardia initials : ________ Distributor Initials : [signature]
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DC Tower, A-1220 Wien
FN 462559i, Handelsgericht Wien
ATU71703123

13.2 Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, U.S.A. (without regard to conflict of laws doctrines). The Parties shall exercise their best efforts to settle between themselves in an amicable way any dispute which may arise out of or in connection with this Agreement. The Parties agree that any dispute, controversy or claim arising out of or relating to the Agreement shall be settled by binding arbitration administered by the Rules of Conciliation and Arbitration of the International Chamber of Commerce then in effect (the "Arbitration Rules") (as modified by this Section 13.2), and judgment on the award resulting from the arbitration may be entered in any court in the State of Arizona having jurisdiction thereof. The Parties agree that (i) a single arbitrator reasonably knowledgeable about the medical device industry, appointed in accordance with such rules, will make his or her determination in accordance with such rules, (ii) the place of arbitration shall be Tucson, Arizona, U.S.A. (unless other site is agreed by the Parties), (iii) the language of arbitration shall be English, (iv) the expenses of any arbitration, including the reasonable attorney fees of the prevailing Party, shall be borne by the Party deemed to be at fault or on a pro-rata basis should the arbitration conclude in a finding of mutual fault and (v) the arbitral award shall be rendered in writing and shall state the reasons for the award. In each case, the Parties and arbitrator shall use all diligent efforts to complete such arbitration within thirty (30) days of appointment of the arbitrator. All arbitration proceedings hereunder shall be confidential and the arbitrator shall issue appropriate protective orders to safeguard Confidential Information. Notwithstanding the foregoing, neither Party shall be bound to follow the dispute resolution process described in this Section with respect to any dispute or controversy relating to Section 10 (Confidentiality) of this Agreement for which interim equitable relief from a court is necessary to prevent serious and irreparable injury to a Party. If SynCardia terminates this Agreement with Distributor, and the Parties are in dispute resolution under this Section of the Agreement, during the time period of the dispute resolution process, SynCardia shall have the right, but not the obligation, to appoint a temporary Distributor to provide Product to Eligible Hospitals within the Territory to ensure an uninterrupted supply for hospitals and patients. If SynCardia does appoint a temporary Distributor, then the arbitrator will be notified and may take this into consideration when deciding on an arbitral award. In such a case SynCardia pays to Distributor the average margin which would be calculated from original contract purchasing price to market price until dispute is solved.

13.3 Entire Agreement. This Agreement, including any written amendments or addenda signed by the Parties, evidences the entire agreement of the Parties and supersedes and cancels all prior discussions, agreements and understandings with respect to the subject matter hereof between the Parties, written, oral or implied.

13.4 Assignment. This Agreement may not be assigned by either Party except with the other Party's written consent; provided, however, that SynCardia may assign this Agreement (i) to any of its Affiliates, or (ii) in the event of a merger, reorganization, recapitalization or sale of all or substantially all of SynCardia's stock or assets. This Agreement shall be binding upon

SynCardia initials : ________ Distributor Initials : ________

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and inure to the benefit of the Parties hereto and their respective successors and permitted assignees.

13.5 Non-Waiver; Amendment; Interpretation. Failure by either Party to enforce or take advantage of any provision here of shall not constitute a waiver of the right subsequently to enforce or take advantage of such provision. This Agreement or any of the terms or provisions thereof may not be changed or amended or waived, in any way whatsoever, except by written agreement executed by the Parties. The headings of sections and paragraphs are inserted for convenience and shall not affect any interpretation of this Agreement. The Parties hereto agree that this Agreement has been negotiated between unrelated parties that are sophisticated and knowledgeable in the matters contained in this Agreement and that have acted in their own self-interest. In addition, each Party has been represented by legal counsel or had the opportunity to retain such counsel. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purposes of the Parties, and this Agreement shall not be interpreted or construed against any Party to this Agreement because that Party or any attorney or representative for that Party drafted this Agreement or participated in the drafting of this Agreement. This allocation is reflected in the economic terms of this Agreement and is an essential element of the basis of the bargain between the Parties.

13.6 Force Majeure. If either Party is unable to carry out its obligation under this Agreement, either wholly or in part, for a period of ten consecutive days as a result of acts of God, strikes, lockouts, or other industrial disturbances, wars, blockades, embargoes, insurrections, riots, acts or orders of government, explosions, fires, floods, perils of the sea, or any other cause not within the control of the Party claiming relief from any of the requirements of this Agreement, and which by exercise of due diligence said Party is unable to prevent or overcome, the Party so failing shall give written notice and full particulars of such cause or causes to the other Party as soon as possible after the occurrence of any such cause, and thereupon such obligations shall be suspended during the continuance of such hindrance, which, however, shall be remedied with all possible dispatch, and the obligations, terms and conditions of this Agreement shall be extended for such period as may be necessary for the purpose of making good any suspension so caused. If such hindrance shall last for three (3) consecutive months or more, either Party, by notice in writing to the other, may terminate this Agreement.

13.7 Fees and Expenses. Except as otherwise expressly provided in this Agreement, each Party shall bear all costs and expenses associated with the performance of such Party's obligations under this Agreement.

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SIGNATURE PAGE TO
EXCLUSIVE DISTRIBUTOR AGREEMENT

IN WITNESS WHEREOF, this Agreement has been executed as of the Effective Date.

SynCardia:

SYNCARDIA SYSTEMS, LLC

By: ______________________________

Name: ______________________________

Title: ______________________________

Distributor:

NEUCOMED GmbH

By: Erwin MUELLER

Name: Erwin MUELLER

Title: Geschäftsführer | CEO

SynCardia initials : ________

Distributor Initials : ________

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EXHIBIT A – DEFINITIONS

1. "Affiliate" means, with respect to either SynCardia or Distributor, any corporation, company, partnership, joint venture and/or firm which controls, is controlled by or is under common control with SynCardia or Distributor, as the case may be. As used in the definition of Affiliate, "control" means (a) in the case of corporate entities, direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors (or such lesser percentage that is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction), and (b) in the case of non-corporate entities, the direct or indirect power to manage, direct or cause the direction of the management and policies of the non-corporate entity or the power to elect more than fifty percent (50%) of the members of the governing body of such non-corporate entity.
2. "Agreement" has the meaning set forth in the preamble of this Agreement.
3. "Anti-Bribery Policies" has the meaning set forth in Section 4.10 of this Agreement.
4. "Applicable Laws" has the meaning set forth in Section 1.3 of this agreement.
5. "Arbitration Rules" has the meaning set forth in Section 13.2 of this Agreement.
6. "Canadian Licenses" has the meaning set forth in Section 8.1 of this Agreement.
7. "Catalog" has the meaning set forth in Section 1.4.3 of this Agreement.
8. "CIC" has the meaning set forth in Section 11.6.1.1 of this Agreement.
9. "CIC Notice" has the meaning set forth in Section 11.6.1.1 of this Agreement.
10. "Confidential Information" has the meaning set forth in Section 10.1 of this Agreement.
11. "Consigned Product" has the meaning set forth in Section 2.1.1 of this Agreement.
12. "Distributor" has the meaning set forth in the preamble of this Agreement. For avoidance of doubt, the Distributor is natural or legal person or entity in the supply chain who, on Distributor's own behalf, furthers the availability of a medical device to the end user.
13. "Distributor Certificate" means a document which certifies the Distributor as the Exclusive Distributor of SynCardia products in the Territory pursuant to Section 1.4.4 of this Agreement.
14. "Distributor Reporting" has the meaning set forth in Section 8.18 of this Agreement.
15. "Drivers" means the following pneumatic drivers manufactured by SynCardia: (i) Companion 2 Hospital Driver provides pneumatic power to the SynCardia temporary TAH-T from implant through patient recovery in the hospital and (ii) once the patient is clinically stable, he or she can be switched to the smaller, lighter Freedom® Portable Driver to provide such pneumatic power.
16. "Effective Date" has the meaning set forth in the preamble of this Agreement.
17. "Eligible Hospital" means a hospital that has experience with both heart transplant procedures and MCS Devices or experience with MCS Devices and a formal arrangement to send transplant-eligible patients to an experienced transplant center.
18. "Entity" has the meaning set forth in Section 11.2.2.5 of this Agreement.
19. "Expedited Purchase Order" has the meaning set forth in Section 2.2.2 of this Agreement.
20. "FOB" has the meaning set forth in Section 2.1.6 of this Agreement.
21. "FDA" means the United States Food and Drug Administration, and any successor agency having substantially the same functions.

SynCardia initials : ________ Distributor Initials : ________
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22. "Government Approvals" has the meaning set forth in Section 4.7 of this Agreement.
23. "Implant Ready" means an Eligible Hospital in the Territory that has completed Phase II of the start-up certification or is undergoing an emergency Phase I-III training and has the SynCardia TAH-t Kits and all appropriate approved Drivers and Accessories.
24. "Indemnified Party" has the meaning set forth in Section 12.1.2 of this Agreement.
25. "Indemnifying Party" has the meaning set forth in Section 12.1.2 of this Agreement.
26. "Initial Order" means the products required for a new hospital and the financial arrangement for later orders of Freedom Discharge Kits for appropriate patients and replacement TAH Kits.
27. "Invoiced Product" has the meaning set forth in Section 2.1.1 of this Agreement.
28. "Joinder" has the meaning set forth in Section 1.5 of this Agreement.
29. "MCS Devices" means mechanical circulatory support devices.
30. "Notice Period" has the meaning set forth in Section 11.6.1.1 of this Agreement.
31. "Official Documents" has the meaning set forth in Section 5.1 of this Agreement.
32. "Officials" has the meaning set forth in Section 4.9 of this Agreement.
33. "Party" means each of SynCardia and Distributor (and collectively, the "Parties").
34. "Payment" has the meaning set forth in Section 4.9 of this Agreement.
35. "Permanently" means perpetual; everlasting. Intended to exist without change for a minimum of fifteen (15) years after the date of manufacture of the last SynCardia medical device.
36. "Proctoring" has the meaning set forth in Section 6.2.1 of this Agreement.
37. "Products" would include the SynCardia products in Catalog (**Exhibit E**) that are available from time to time for sale by to Distributor with this Agreement (excluding Drivers).
38. "Purchase Order" has the meaning set forth in Section 2.2.1 of this Agreement.
39. "Regulatory Approvals" has the meaning set forth in Section 1.4.2 of this Agreement.
40. "Required Contact Information" has the meaning set forth in Section 1.4.7 of this Agreement.
41. "Shipping Containers" has the meaning set forth in Section 2.5.3 of this Agreement.
42. "Sub-Distributor" has the meaning set forth in Section 1.5 of this Agreement.
43. "SynCardia" has the meaning set forth in the preamble of this Agreement.
44. "TAH Devices" has the meaning set forth in Section 8.1 of this Agreement.
45. "TAH-t" has the meaning set forth in the preamble of this Agreement.
46. "TAH-t System" has the meaning set forth in the preamble of this Agreement.
47. "Territory" means the country or geographical area described in **Exhibit B** to this Agreement.
48. "Third Party Claims" has the meaning set forth in Section 12.1.2 of this Agreement.

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SynCardia initials : _______ Distributor Initials : _______

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t' > sy n Car d i a Page 28 of 4 2 Qua l l ty - 546 Rev 006 E D A - NNN N EX C LU S IVE D I S TRIBUTOR AGREEMENT EXIIIBIT B - T E R RIT O RY 1 . G ERMANY 2. AUS T RIA 3. SWITZE R LAND SynCar dia initials : _ Distributor Initials : _J_

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EXHIBIT C – QUOTATION and INITIAL STOCK ORDER

[omitted]

SynCardia initials:	Distributor Initials:

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EXHIBIT D – REGULATORY APPROVALS

Copies of the following regulatory approval documents accompany this agreement (in PDF packet) and will be updated by SynCardia throughout the term of this Agreement as needed.

1. Certificate to Foreign Government for the PMA approved products
2. Certificate of Exportability for the 50cc TAH-t (not PMA approved)
3. Declaration of Conformity for the following Devices
    a. 50cc and 70cc TAH-t
    b. Freedom Driver System
    c. Companion 2 Driver System
4. BSI certificates
    a. EC Design Examination Certificate – CE 665479
    b. EC Certificate – Full Quality Assurance – CE 665477
    c. Certificate of Registration – ISO 13485:2003 – MDSAP 65377

SynCardia initials : _______ Distributor Initials : _______

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Syn C ar d i a E D A - N NNN EXCLUSIVE DI S T RIBUTOR AGREEMENT E XHIBIT E - S Y N C ARDIA C ATALOG Part Number Name Qucil i ty - 546 Rev 006 P age 32 of 42 500 1 01 TA H - t K i t 70cc 570500 -- 001 T AH - t K i t 5Qcc 500 1 77 Spares Kit for TA H - t 70cc 550 1 7 7 - 001 Spares K i t for TAH - t 50cc DDR001 Freedom Dr i ver Month l y Rental CER001 4 - Phase C e r tification 39510 2 - 001 New Center Star t - up K i t Package CER001 R e - Cert i ficati on Fee FEE001 Proctor F e es C400700 - 001 Tra i n i ng Center w/ Patient S i mu l ator Mock Tank 39760 0 - 001 Compan i on 2 Handpump 29551 3 - 001 Freedom Permahent Center Tool K i t 395 1 03 - 001 Freedom Battery Char g er K i t for H o s p i tal Use Custom order Patient S i mulator Mock Tank Upgrade 39700 2 - 001 Companion 2 Dr i ver * Companioh cart Hospital * 397003 - 001 39700 1 - 001 Companion Caddy * 197053 - 001 Compan i on 2 Lock i ng Power Cord * 29300 1 - 001 Compan i on Battery * Compan i on Dr i ve li nes * 1 93002 - 001 1 97306 --- 001 Com p ; m i on F i lters * 397600 -- 001 Compan i on 2 Handpump * 5955 1 0 - 001 Freedom Standby Driver * Freedom Onboard Battery * 295025 - 001 295 0 5 4 - 001 F re e dom Battery C harger * 295600 - 001 F re e dom AC P · ower supp ly w/Cord - Hom e * 295400 - 001 F re e dom AC Power supp l y w/Cord - Hosp i tal * 29505 3 - 001 F re e dom Car C h arger * Freedom Bag - Accessory * 195 1 2 9 - 001 295502 - 001 F r eedom Bag - Backp a c k * 29550 1 - 001 Freedom Bag - Sho u l d e r * 295595 - QOl Freedom Fil t e r5 * 395 1 0 1 - 001 Freedom Tool K i t - Patient/Clinician T ool Kit * Demo TAH - t * 040010 1 - 001 600260 -- 001 Device Retrieval K i t SynC a rdia ini t i a ls : _

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EXHIBIT F –DISTRIBUTOR CERTIFICATE

To be added after final agreement.

SynCardia initials : _______ Distributor Initials : ________

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EXHIBIT G–TEMPLATE JOINDER TO EXCLUSIVE DISTRIBUTION AGREEMENT

JOINDER TO EXCLUSIVE DISTRIBUTION AGREEMENT

THIS JOINDER TO EXCLUSIVE DISTRIBUTION AGREEMENT ("Joinder") is made as of 1st May, 2020 ("Joinder Effective Date") by and among

(i) **SynCardia Systems, LLC**, a limited liability company organized under the laws of the State of Delaware with a principal place of business at 1992 East Silverlake Road, Tucson, AZ, 85713, U.S.A. ("SynCardia"),

(ii) **Neucomed GmbH,** a corporation organized under the laws of Austria with principal place of business at Donau-City-Strasse 7/2/26, DC Tower, A-1220 Wien, Austria

Recitals:

A. SynCardia and Distributor have entered into an Exclusive Distribution Agreement dated 15th August , 2020 ("Agreement").

B. Distributor wishes to appoint Sub-Distributor to serve as a sub-distributor under the Agreement for the following territory or territories:

   a. Germany: Neucomed Deutschland GmbH

   b. Switzerland: Neucomed Schweiz GmbH

C. Under the terms of the Agreement, Sub-Distributor must agree to be bound by the relevant provisions of the Agreement as a condition to SynCardia consenting to the appointment of Sub-Distributor, which provisions are contained in the attachment to this Joinder.

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the Parties hereto agree as follows:

1. **Party to Agreement**. Upon the execution and delivery of this Joinder, Sub-Distributor is becoming a Party to the Agreement. Sub-Distributor agrees to be bound by the relevant terms and provisions of the Agreement, attached hereto.

2. **Effect of Joinder**. Each of SynCardia, Distributor and Sub-Distributor acknowledge and agree that all of the terms, provisions, covenants and conditions of the Agreement shall hereafter continue in full force and effect in accordance with the terms thereof, except to the extent expressly set forth herein

3. **Counterparts**. This Joinder may be executed on separate counterparts, each of which is deemed to be an original and both of which taken together shall constitute one and the same agreement.

[Remainder of this page is intentionally left blank]

SynCardia initials : _______

Distributor Initials : [signature]

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IN WITNESS WHEREOF, the Parties hereto have executed this Joinder as of the Joinder Effective Date.

SynCardia:	Distributor:
SYNCARDIA SYSTEMS, LLC	**NEUCOMED GmbH**
By:____________________	By: [signature]
Name:	Name: Müller Erwin
Title:	Title: CEO

SynCardia initials : ________ Distributor Initials : [initials]

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EXHIBIT H - TERMS AND CONDITIONS FOR DISTRIBUTOR

2. Commencement date and initial term
This contract shall start ("**Commencement date**") on the effective date here referred as 15th August and will have an initial term (section 11.1 and sub.) up to 31st August 2025.

3. Initial Stock Order
   a. A product supply price list ("quotation") has been attached to the agreement (Exhibit C)

   b. Upon signing this Agreement, the Distributor will purchase the following Products from SynCardia (the "**Initial Order**").
      i. **One (1)** 70cc TAH-t Kits
      ii. **One (1)** 70cc Surgical Spares Kit
      iii. **One (1)** 50cc TAH-t Kits
      iv. **One (1)** 50cc Surgical Spares Kit

   c. In case of contract termination for any reason 12 months after placing the initial order, non-used products of the purchased initial order would be repurchased by SynCardia at the invoiced price

   d. The Initial Order will not be supplied to the Distributor until after SynCardia has received payment for the Initial Order and the payment funds cleared into SynCardia bank account.

4. Maintenance of Inventory Levels:
   a. Distributor must maintain a minimum of the following Consigned Products:
      i. **One (1)** 70cc TAH-t Kits
      ii. **One (1)** 70cc Surgical Spares Kit
      iii. **One (1)** 50cc TAH-t Kits
      iv. **One (1)** 50cc Surgical Spares Kit
      v. Such other Products as determined by mutual agreement between Distributor and SynCardia.
      vi. Distributor will reimburse SynCardia for the costs of shipment/transportation for such Products into and out of the Territory.

   b. **SynCardia Owned Units**: Distributor must maintain a minimum of the following Consigned Products:
      i. **Three (3)** C2 Driver Systems
      ii. **Three (3)** Freedom Driver Systems
      iii. Distributor will reimburse SynCardia for the costs of shipment/transportation for such Consigned Products into and out of the Territory.
   c. Distributor must maintain an adequate supply of Surgical Spares Kits to service its customer base, as mutually determined by SynCardia and Distributor.

5. Pricing/Terms:
   a. SynCardia terms to Distributor are as set forth in SynCardia's Quote that is mutually agreed by SynCardia and Distributor.
   b. Overdue invoices will be charged interest at the lower of (i) 1.5% per month or (ii) the highest rate allowed by Applicable Law.

SynCardia initials : ________ Distributor Initials : ________

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6. Reporting:
   a. Distributor will provide reports of any and all implant/explant of Products in the Territory in accordance with **Exhibit K**.
   b. Distributor will provide SynCardia the information that is required pursuant to (i) Section 4 (Additional Distributor Responsibilities), (ii) Section 8 (Regulatory Requirements; Government Reports and Filings) and (iii) **Exhibit K**.
   c. Distributor will provide to SynCardia quarterly projected Sales Forecasts, to be submitted no later than ten (10) days following the close of the quarter for which such forecast is being provided.

7. Sales and Marketing Plan: Distributor shall provide a detailed Sales and Marketing Plan on or before January 15th and July 15th of each year for which this Agreement is in effect, and sixty (60) days prior to any new product launch. Such Sales and Marketing Plan shall, at a minimum, contain details regarding:
   a. Business and tactical plans
   b. Customer engagement
   c. End user pricing
   d. Reach and Frequency
   e. Eligible Hospitals in Territory
   f. Potential Eligible Hospitals in Territory

8. Training; Proctoring:
   a. Distributor's personnel assigned to SynCardia Products must participate in approved training programs conducted by SynCardia.
   b. Documentation of successful completion of a SynCardia training program shall be required before a Sales Representative is authorized to detail any SynCardia Product.
   c. Fees and Training for Hospital personnel with the costs to be shared equally by SynCardia and Distributor.
   d. SynCardia shall bear the costs for the first certification and training.
   e. SynCardia shall bear the costs for the first 4 (four) proctoring at an eligible new hospital. Thereafter such fees and expenses will be the sole responsibility of the Distributor (i.e., 100% paid by Distributor). This shall apply across all **Territory**

9. Services: Distributor shall assist SynCardia in complying with applicable Quality System Requirements as detailed by (i) U.S. FDA, (ii) European Union (CE Marked) or (iii) the regulatory governing body within the Distributor's country(ies) of origin in the Territory, as amended from time to time.

10. Technical Support; Vigilance and Post-Market Surveillance. Distributor agrees that it shall be responsible as the first point of contact for technical support for the Products with the customer and/or end-users. Distributor will provide a line of communications to SynCardia directly in matters of vigilance and post-market surveillance (early warning) in accordance with the "European Commission Guidelines on a Medical Devices Vigilance System." Distributor will further provide technical support on the usage of products to the customers based upon information supplied by SynCardia. Customer feedback (both positive and negative including customer complaints the occurrence of incidents and near-incidents) will be reported by the Distributor within (3) business days directly to SynCardia.

    If the matter involves Regulatory information that may require reporting to the regulatory authorities, for such events as adverse incidents or product recall, then Distributor shall also notify

SynCardia initials : ________ Distributor Initials : ________

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Syn C ar d i a Oua l i ty - 546 Rev 006 Page 38 of 42 EDA - NNNN EXCLUSIVE DIS T RIBUTOR AGREEMENT SynCarclia. For products d i stributed in the European Union, Distributor reporting s hould follow the European C ommi s sion " Guidelines On A Medical Devic e s Vigilance System . " For products distributed in other r e g ions, Distributor will assist SynCardia with compliance with the specific Health Authority regulatory r e quire m ents of subject country where products are placed in commercia I distribution. 11. D i stributi on Record s . D i str i butor agrees to maintain and make available upon r e quest from SynCardia and/or regulatory auth o 1 ities, distribution records of all produ c ts sold by the Distributor by Product lot number or as otherwise required . Distributor acknowledges that this information is required for foll Product traceability and to minimize risk in case of a p ro d u ct field corre c tion or recaU or other reporting obligation to health autho r ities . 1 2. M iscellan e ous: a. Distributor shall, upon reasonable request from SynCardia, prov i de suffici e oJ d ocumentation to demonstrate adequate financial s t ability to meet inventory require m en t s ancl SynCardia pay : m nt t erms ; b. Distrib u tor may no t , tmder any c ircumstance s , issue any press releases or distribute a n y Sales and/or Marketing mater i als w i thout p r ior writt e n approval of SynCardia SynCardia initials : _ Distributo, Initials , g I

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EXHIBIT I – SALES QUOTA PER YEAR

[omitted]

SynCardia initials:	Distributor Initials:

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EXHIBIT J – CONTACT INFORMATION FOR PARTIES

AND ELIGIBLE HOSPITALS IN TERRITORY

[omitted]

SynCardia initials:	Distributor Initials:

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Eligible Hospitals: Distributor will provide SynCardia the following information (and any additional information reasonably requested by SynCardia) on any and all Eligible Hospitals in the Territory.

Legal Name of Entity:

Principal Executive Officers: ______________________________

Business Registration: ______________________________

Principal Office: ______________________________

Principal Contact: ______________________________

Facsimile No: ______________________________

Telephone No: ______________________________

E-Mail: ______________________________

Web Address: ______________________________

SynCardia initials : ________ Distributor Initials : ________

Quality-546 Rev 006 Page 41 of 42

Quality - 546 Rev 006 Pa 42 of 42 Sy n Car d i a EDA - N N N N EXCLUSIVE D I STRIBUTOR AGREEMENT EXHIB I T K - D I STRIBUTOR' S REPORTING REQUIREMENTS TO S YNCARDIA AND ASSOCIATED T I MING SyuCardia initials : _ D is k ibuto, lnirials , 4 COMPLET I ON & RETUR N TIMEFRAME DOCUMENT TITLE Device Tracking Form - Implant - Form 90 1 004 - 000 W i thin 3 d ays fro m Tmn l ant Within 3 days from Outcome Device Tracking Form - Outcome - Form 9 0 1 004 - 000 With.in 24 hours from driver checkout or patient switch Companion 2 D r iver System Check Form - F orm C2 - 900005 Within 24 hours from driver checkout o r p a tient switch Fr e edom Driver S ystem Test P rotocol - Form F - 900 0 1 3 - EN